March 19, 2004


Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Provident Bancorp, Inc. ("Provident Bancorp"). The Annual Meeting will be held at the corporate offices of Provident Bancorp, located at 400 Rella Boulevard, Montebello, New York on April 22, 2004, at 1:30 p.m., local time.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of Provident Bancorp. Directors and officers of Provident Bancorp will be present to respond to any questions that stockholders may have. Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning the activities and operating performance of Provident Bancorp.

The business to be conducted at the Annual Meeting consists of the election of four directors and the ratification of the appointment of KPMG LLP as Provident Bancorp's independent auditors for the fiscal year ending September 30, 2004. The Board of Directors of Provident Bancorp has determined that the matters to be considered at the Annual Meeting are in the best interest of Provident Bancorp and its stockholders, and the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,

/s/ George Strayton

George Strayton
President and Chief Executive Officer

                             Provident Bancorp, Inc.
                               400 Rella Boulevard
                           Montebello, New York 10901
                                 (845) 369-8040

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held On April 22, 2004

         Notice is hereby given that the Annual Meeting of Stockholders of Provident Bancorp, Inc. ("Provident Bancorp") will be held at the corporate offices of Provident Bancorp, located at 400 Rella Boulevard, Montebello, New York, on April 22, 2004 at 1:30 p.m., local time.

         A Proxy Card and Proxy Statement for the Annual Meeting are enclosed.

         The Annual Meeting is for the purpose of considering and acting upon:

1. the election of four Directors;
2. the ratification of the appointment of KPMG LLP as independent auditors for the fiscal year ending September 30, 2004; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

         Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 15, 2004 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

         EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF PROVIDENT BANCORP A WRITTEN REVOCATION OR A DULY EXECUTED PROXY CARD BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

                                              By Order of the Board of Directors

                                              /s/ Daniel Rothstein

                                              Daniel Rothstein
                                              Secretary
Montebello, New York
March 19, 2004

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE PROVIDENT BANCORP THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                             Provident Bancorp, Inc.
                               400 Rella Boulevard
                           Montebello, New York 10901
                                 (845) 369-8040


                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 22, 2004

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Provident Bancorp, Inc. ("Provident Bancorp") to be used at the Annual Meeting of Stockholders of Provident Bancorp, which will be held at the corporate offices of Provident Bancorp, located at 400 Rella Boulevard, Montebello, New York, on April 22, 2004, at 1:30 p.m., local time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about March 22, 2004.

                              REVOCATION OF PROXIES


         Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of Provident Bancorp will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

         Proxies may be revoked by sending written notice of revocation to the Secretary of Provident Bancorp at the address shown above, delivering a later-dated proxy card or by attending the Annual Meeting and voting in person. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of Provident Bancorp prior to the voting of such proxy. If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder to vote in person at the Annual Meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Holders of record of Provident Bancorp's shares of common stock, par value $0.01 per share, as of the close of business on March 15, 2004 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, Provident Bancorp had 39,616,761 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld. The affirmative vote of a majority of the votes cast at Annual Meeting, without regard to broker non-votes, or proxies marked "ABSTAIN," is required for the ratification of the appointment of KPMG LLP as Provident Bancorp's independent auditors.

         In accordance with the provisions of Provident Bancorp's Certificate of Incorporation, record holders of common stock who beneficially own in excess of 10% of the issued and outstanding shares of common stock are not entitled to vote any of the shares held in excess of that limit. The Certificate of Incorporation further authorizes the Board of Directors (i) to make all determinations necessary to implement and apply that limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own shares of common stock in excess of the limit supply information to enable the Board of Directors to implement and apply the limit.

         Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with Provident Bancorp and the Securities and Exchange Commission regarding such ownership. As of March 15, 2004, Provident Bancorp was unaware of any person who beneficially owns more than 5% of Provident Bancorp's issued and outstanding shares of common stock.

                        PROPOSAL I--ELECTION OF DIRECTORS


         Provident Bancorp's Board of Directors is comprised of 12 members. Provident Bancorp's Bylaws provide that approximately one-third of the Directors are to be elected annually. Directors of Provident Bancorp are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. Four Directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Nominating Committee of the Board of Directors has nominated to serve as Directors for three-year terms, William F. Helmer, Donald T. McNelis, William R. Sichol, Jr. and F. Gary Zeh.

         The table below sets forth certain information, as of March 15, 2004, regarding current members of our Board of Directors and Executive Officers who are not Directors, including the terms of office of board members. Share information in this table reflects the 4.4323-for-one exchange ratio relating to the mutual-to-stock conversion of Provident Bancorp, MHC, which was completed on January 14, 2004. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the Annual Meeting for the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any of the nominees and any other person pursuant to which such nominees were selected.


                                                                                            Shares
                        Position(s) Held With                  Director       Current     Beneficially   Percent of
         Name             Provident Bancorp           Age      Since(1)   Term Expires      Owned          Class
---------------------   ----------------------       -----     --------   ------------    ------------   ----------

                                                      NOMINEES

William F. Helmer       Chairman of the Board          69         1974         2004       413,206(2)         1.0%
Donald T. McNelis       Director                       70         1987         2004       200,328(3)          *
William R. Sichol, Jr.  Director                       63         1990         2004       211,514(4)          *
F. Gary Zeh             Director                       65         1979         2004       292,506(5)          *

                                              CONTINUING BOARD MEMBERS

Dennis L. Coyle         Vice Chairman                  67         1984         2005       423,314(5)          1.1

George Strayton         President, Chief               60         1991         2005       796,108(6)          2.0
                           Executive Officer and
                           Director
Judith Hershaft         Director                       62         2000         2006       132,273(7)          *
Thomas F. Jauntig, Jr.  Director                       59         2000         2006       73,014(7)           *
Victoria Kossover       Director                       48         2004         2005       2,948               *

Richard A. Nozell       Director                       69         1990         2006       134,345(8)          *
Carl J. Rosenstock      Director                       50         2004         2006       71,413              *

Burt Steinberg          Director                       58         2000         2005       184,400(7)          *


                                      EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Daniel G. Rothstein     Executive Vice President,      56         N/A           N/A       321,891(9)          *
                           Chief Risk Management
                           Officer, Regulatory
                           Counsel and Corporate
                           Secretary
Robert J. Sansky        Executive Vice President       57         N/A           N/A       197,255(10)         *
                           and Chief Retail
                           Banking Officer
Paul A. Maisch          Senior Vice President and      48         N/A           N/A       33,000              *
                           Chief Financial Officer
Stephen G. Dormer       Senior Vice President          52         N/A           N/A       158,410(11)         *
John F. Fitzpatrick     Senior Vice President and      51         N/A           N/A       173,044(12)         *
                           Director of Support
                           Services

All Directors and Executive                                                               3,818,969(13)      9.4%
Officers as a Group (17
persons)

------------------------
*   Less than 1%.
(1) Includes service with Provident Bank in mutual form.
(2) Includes 6,422 unvested shares of common stock granted pursuant to Provident Bank's 2000 Recognition and Retention Plan (the "Recognition Plan") over which the individual has voting power, and 44,947 shares that can be acquired pursuant to stock options within 60 days of March 15, 2004.
(3) Includes 6,422 unvested shares of common stock granted pursuant to the Recognition Plan over which the individual has voting power, and 36,987 shares that the individual has the right to acquire pursuant to stock options within 60 days of March 15, 2004.
(4) Includes 6,422 unvested shares of common stock granted pursuant to the Recognition Plan over which the individual has voting power, and 48,755 shares that can be acquired pursuant to stock options within 60 days of March 15, 2004.
(5) Includes 6,422 unvested shares of common stock granted pursuant to the Recognition Plan over which the individual has voting power, and 44,908 shares that can be acquired pursuant to stock options within 60 days of March 15, 2004.
(6) Includes 42,816 unvested shares of common stock granted pursuant to the Recognition Plan over which the individual has voting power, and 353,954 shares that can be acquired pursuant to stock options within 60 days of March 15, 2004.
(7) Includes 48,753 shares that can be acquired pursuant to stock options within 60 days of March 15, 2004.
(8) Includes 6,422 unvested shares of common stock granted pursuant to the Recognition Plan over which the individual has voting power, and 48,755 shares that the individual has the right to acquire pursuant to stock options within 60 days of March 15, 2004.
(9) Includes 18,846 unvested shares of common stock granted pursuant to the Recognition Plan over which the individual has voting power, and 57,411 shares that can be acquired pursuant to stock options within 60 days of March 15, 2004.
(10) Includes 15,530 unvested shares of common stock granted pursuant to the Recognition Plan over which the individual has voting power, and 65,088 shares that can be acquired pursuant to stock options within 60 days of March 15, 2004.
(11) Includes 13,704 unvested shares of common stock granted pursuant to the Recognition Plan over which the individual has voting power, and 66,555 shares that can be acquired pursuant to stock options within 60 days of March 15, 2004.
(12) Includes 13,704 unvested shares of common stock granted pursuant to the Recognition Plan over which the individual has voting power, and 66,511 shares that can be acquired pursuant to stock options within 60 days of March 15, 2004.
(13) Includes 136,710 unvested shares of common stock granted pursuant to the Recognition Plan over which the individuals have voting power, and 882,624 shares that can be acquired pursuant to stock options within 60 days of March 15, 2004.

         The business experience for the past five years for each of our directors and executive officers is as follows:

         William F. Helmer has served as the Chairman of the Board of Directors of Provident Bank since 1994 and Chairman of the Board of Directors of Provident Bancorp since its formation in 1999. Mr. Helmer is the President of Helmer-Cronin Construction, Inc., a construction company.

         Dennis L. Coyle has served as Vice Chairman of the Board of Directors of Provident Bank since 1994 and Vice Chairman of the Board of Directors of Provident Bancorp since its formation in 1999. Mr. Coyle is the owner and President of Denlo Realty Corp., the owner of Dennis L. Coyle Rental Properties, and is formerly the co-owner of the Coyle Insurance Agency, Inc.

         George Strayton has been employed by Provident Bank since 1982, was named President and Chief Executive Officer of Provident Bank in 1986, and has served as President and Chief Executive Officer of Provident Bancorp since its formation in 1999.

         Judith Hershaft is the Chief Executive Officer of Innovative Plastics Corp., a manufacturer of custom plastic products. She is also the Chairman of Greenway Plastics and Innovative Plastics South Corp.

         Thomas F. Jauntig, Jr. is a partner in Korn, Rosenbaum, Phillips & Jauntig LLP, certified public accountants.

         Victoria Kossover is a partner in Kossover Law Offices. Ms. Kossover was appointed to the Board of Directors upon completion of the merger of Provident Bancorp and E.N.B. Holding Company, Inc. in January 2004.

         Dr. Donald T. McNelis served as President of St. Thomas Aquinas College in Sparkill, New York from 1974 until his retirement in 1995.

         Richard A. Nozell is the owner of Richard Nozell Building Construction and serves as a general building contractor.

         Carl J. Rosenstock is Secretary-Treasurer of General Sportswear Co., Inc., a manufacturer of children's apparel. Mr. Rosenstock was appointed to the Board of Directors upon completion of the merger of Provident Bancorp and E.N.B. Holding Company, Inc. in January 2004.

         William R. Sichol, Jr. is a principal of Sichol & Hicks, P.C., a private law firm.

         Burt Steinberg is the Executive Director of The Dress Barn, Inc., a woman's specialty store retailer.

         F. Gary Zeh is the President of Haverstraw Transit Inc., a bus contracting company, and President of Quality Bus Sales and Service, Inc.

         Daniel G. Rothstein has been employed by Provident Bank since 1983, and was named Executive Vice President in 1989. Mr. Rothstein served as Provident Bank's Chief Credit Officer and Regulatory Counsel from 1996 until August 2003, when he was appointed Chief Risk Management Officer. Mr. Rothstein was appointed Corporate Secretary effective January 2004.

         Robert J. Sansky has been employed by Provident Bank since 1985, and was named Executive Vice President in 1989. Mr. Sansky served as Provident Bank's Director of Human Resources from 1996 until August 2003, when he was appointed Chief Retail Banking Officer.

         Paul A. Maisch has served as Senior Vice President and Chief Financial Officer of Provident Bank and Provident Bancorp since March 2003. From 1998 through 2001, Mr. Maisch served as Executive Vice President and Chief Financial Officer of Premier National Bancorp, Inc., and had been employed by Premier National Bancorp, Inc. and its predecessors since 1984.

         Stephen G. Dormer was named Senior Vice President of Provident Bank in 1994 and served as Provident Bank's Director of Business Development from 1996 until August 2003, when he was appointed Assistant to the Office of the President, Strategic Planning and Commercial Lending Officer.

         John F. Fitzpatrick has been employed by Provident Bank since 1986, and was named Senior Vice President and Director of Support Services in 1997.

         The Board of Directors has determined that each of Provident Bancorp's directors, with the exception of Mr. Strayton, is "independent" as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers.

Section 16(a) Beneficial Ownership Reporting Compliance

         Provident Bancorp's common stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934. The Executive Officers and Directors of Provident Bancorp and beneficial owners of greater than 10% of the outstanding shares of common stock ("10% beneficial owners") are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing their beneficial ownership and changes in beneficial ownership of the common stock. SEC rules require disclosure in the Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the common stock to file a Form 3, 4 or 5 as required. Based on Provident Bancorp's review of ownership reports, no Executive Officer, Director or 10% beneficial owner of Provident Bancorp's shares of common stock failed to file ownership reports as required for the year ended September 30, 2003.

Code of Ethics

         Provident Bancorp has adopted a Code of Ethics that is applicable to all of its Directors, Officers and employees. The Code of Ethics has previously been filed with the Securities and Exchange Commission as an exhibit to Provident Bancorp's Annual Report on Form 10-K for the Year Ended September 30, 2003.

Meetings and Committees of the Board of Directors

         The business of Provident Bancorp is conducted at regular and special meetings of the Board and its standing committees. Beginning in 2004, the "independent" members of the Board of Directors (as defined in the listing standards of the National Association of Securities Dealers) will meet in executive sessions, without the presence of officers of Provident Bancorp. Such meetings will be held twice annually, and other meetings may be called by the Chairman of the Board in his discretion, or at the request of the Board of Directors. The standing committees of the Board of Directors of Provident Bancorp consist of the Executive, Nominating and Audit Committees. During the fiscal year ended September 30, 2003, the Board of Directors met at 12 regular meetings and three special meetings. No member of the Board or any committee thereof attended less than 75% of said meetings.

         Executive Committee. The Executive Committee consists of Chairman Helmer, President, Chief Executive Officer and Director Strayton, and Directors Coyle, McNelis and Sichol. The Executive Committee meets as necessary when the Board of Directors is not in session to exercise general control and supervision in all matters pertaining to the interests of Provident Bancorp, subject at all times to the direction of the Board of Directors. The Executive Committee met four times during the fiscal year ended September 30, 2003.

         Nominating Committee. The Nominating Committee consists of all of the directors of Provident Bancorp who qualify as "independent" as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers. These directors are: Chairman Helmer and Directors Coyle, Hershaft, Jauntig, Kossover, McNelis, Nozell, Rosenstock, Sichol, Steinberg and Zeh.

         Provident Bancorp's Board of Directors has adopted a written charter for the Nominating Committee, which is attached to this proxy statement as Appendix A. The Nominating Committee met one time during the fiscal year ended September 30, 2003.

         The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to Provident Bancorp's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating Committee decides not to re-nominate a member for re-election, the Nominating Committee identifies the desired skills and experience of a new nominee, solicits suggestions for director candidates from all Board members and may engage in other search activities. Candidates should possess certain attributes, including integrity and a devotion to ethical behavior, a primary interest in the well-being of Provident Bancorp, a capacity for independent judgment, good business acumen, the capacity to protect confidential information, an ability to work as a member of a team and a willingness to evaluate other opinions or points of view. In addition to examining a candidate's qualifications in light of the above attributes, the Nominating Committee also considers the following: the overall character of the candidate and any existing or potential conflict of interest; the candidate's interest in promoting the success of Provident Bancorp; the candidate's willingness to serve and ability to devote the time and effort required; the candidate's record of leadership; and the ability to develop business for Provident Bancorp.

         In addition, Provident Bancorp's bylaws provide the following qualifications for a director: (1) no person seventy-five (75) years of age or above shall be eligible for election to the board of directors of Provident Bancorp; (2) a nominee must own at least 100 shares of Provident Bancorp's common stock; and (3) a nominee must reside or work in a county in which Provident Bank (the banking subsidiary of Provident Bancorp) maintains an office or in a county contiguous to a county in which Provident Bank maintains an office. During the year ended September 30, 2003, Provident Bancorp did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director.

         The Nominating Committee may consider qualified candidates for director suggested by Provident Bancorp's stockholders. Stockholders can suggest qualified candidates for Director by writing to our Corporate Secretary at 400 Rella Boulevard, Montebello, New York 10901. The Corporate Secretary must receive a submission not less than 180 days prior to the date of Provident Bancorp's proxy materials for the preceding year's annual meeting. The submission must include the following:

         o A statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

         o The name and address of the stockholder as such information appears on Provident Bancorp's books, and the number of shares of Provident Bancorp's common stock that are owned beneficially by such stockholder. If the stockholder is not a holder of record, appropriate evidence of the stockholder's ownership will be required;

         o The name, address and contact information for the candidate, and the number of shares of common stock of Provident Bancorp that are owned by the candidate. If the candidate is not a holder of record, appropriate evidence of the stockholder's ownership will be required;

         o A statement of the candidate's business and educational experience;

         o Such other information regarding the candidate as would be required to be included in Provident Bancorp's proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

         o A statement detailing any relationship between the candidate and any customer, supplier or competitor of Provident Bancorp or its affiliates;

         o Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

         o A statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

         Submissions that are received that satisfy the above requirements are forwarded to the Chairman of the Nominating Committee for further review and consideration. A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in "Advance Notice Of Business To Be Conducted at an Annual Meeting."

         Audit Committee. The Audit Committee consists of Directors Nozell, who serves as Chairman, Jauntig and Steinberg. Provident Bancorp has determined that Director Jauntig qualifies as an "audit committee financial expert" and is serving as such for the Audit Committee. Each member of the Audit Committee is "independent" in accordance with the listing standards of the National Association of Securities Dealers.

         Provident Bancorp's Board of Directors has adopted a written charter for the Audit Committee, which is attached to this proxy statement as Appendix
B. As more fully described in the Audit Committee Charter, the Audit Committee is responsible for overseeing Provident Bancorp's accounting and financial reporting processes, including the quarterly review and the annual audit of Provident Bancorp's consolidated financial statements by KPMG LLP. In addition, the Audit Committee meets with Provident Bancorp's internal auditor to review audit programs and the results of audits of specific areas. The Audit Committee met seven times during the fiscal year ended September 30, 2003.

Communications with the Board of Directors

         Any stockholder who wishes to contact Provident Bancorp's Board of Directors or an individual director may do so by writing to: Board of Directors, Provident Bancorp, Inc., 400 Rella Boulevard, Montebello, New York 10901,
Attention: Corporate Secretary. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director as appropriate depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly or forward a communication for response by another employee of Provident Bancorp, and the Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

Attendance at Annual Meetings of Stockholders

         Provident Bancorp does not have a policy regarding director attendance at annual meetings of stockholders. All of Provident Bancorp's directors attended the prior fiscal year's annual meeting of stockholders.

Audit Committee Report

         In accordance with Securities and Exchange Commission rules, the Audit Committee has prepared the following report for inclusion in this proxy statement:

         As part of its ongoing activities, the Audit Committee has:

         o Reviewed and discussed with management Provident Bancorp's audited consolidated financial statements for the fiscal year ended September 30, 2003;

         o Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended; and

         o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Provident Bancorp's Annual Report on Form 10-K for the fiscal year ended September 30, 2003.

         This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident Bancorp specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                      This report has been provided by the
Audit Committee:

     Richard A. Nozell        Thomas F. Jaunting, Jr.           Burt Steinberg

Stock Performance Graph

         Set forth below is a stock performance graph comparing the yearly total return on Provident Bancorp's shares of common stock, commencing with the closing price on January 8, 1999, the first day Provident Bancorp's shares of common stock were publicly traded, with (a) the cumulative total return on stocks included in the Nasdaq - Total US Index, and (b) the cumulative total return on stocks included in the SNL Mid-Atlantic Thrift Index.

         There can be no assurance that Provident Bancorp's stock performance will continue in the future with the same or similar trend depicted in the graph below. Provident Bancorp will not make or endorse any predictions as to future stock performance.

[STOCK PERFORMANCE GRAPH OMITTED]

                                           1/8/99       9/30/99     9/30/00      9/30/01      9/30/02      9/30/03
  -------------------------------------- ------------ ------------ ----------- ------------ ------------ ------------
  Provident Bancorp                         100.00       107.87       132.18      184.91       247.42       371.92
  Nasdaq - Total US Index*                  100.00       117.43       157.32       64.41        50.57        77.46
  SNL Mid-Atlantic Thrift Index             100.00        81.91        90.23      127.15       153.62       219.30
  ----------------
  *    Source: CRSP, Center for Research in Security Prices, Graduate School of
       Business, The University of Chicago 2003

Report of the Compensation Committee

         Under rules established by the Securities and Exchange Commission, Provident Bancorp is required to provide certain data and information in regard to the compensation and benefits provided to Provident Bancorp's Chief Executive Officer and other executive officers of Provident Bancorp. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Executive Compensation Committee of Provident Bank, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement. Each of the members of the Executive Compensation Committee is "independent" in accordance with the listing standards of the National Association of Securities Dealers.

         The executive compensation program of Provident Bank is designed to attract and retain experienced, motivated and productive officers who will help Provident Bank reach its strategic and financial objectives. The compensation program is made up of base salary, short- and long-term incentive compensation, and benefits. The following is a discussion of each component of the compensation program:

         o Base Salary. Salaries paid to executives are designed to be competitive with other financial institutions of similar size and locations. Salaries are paid for performance and the successful completion of job description responsibilities and accompanying standards.

         o Incentive Compensation. Provident Bank provides short-term cash incentive opportunities (the "Management Incentive Program") based upon Provident Bank's profitability. Provident Bank also offers long-term incentives in the form of stock options awarded under the Provident Bank 2000 Stock Option Plan and restricted stock awarded under the Provident Bank 2000 Recognition and Retention Plan.

         o Benefits. Provident Bank sponsors a variety of benefit plans, including the Provident Bank Employee Stock Ownership Plan, a 401(k) plan, the Provident Bank Defined Benefit Pension Plan, and for certain senior executives, a supplemental executive retirement plan. Both the Employee Stock Ownership Plan and the 401(k) plan promote equity ownership in Provident Bancorp and Provident Bank by affording investment in shares of common stock.

         The Executive Compensation Committee of the Board of Directors is responsible for the performance review of the Chief Executive Officer, who in turn reviews each member of senior management and makes recommendations regarding compensation levels. Compensation strategy is tied to performance, productivity, operating results and market competitiveness. Incentive compensation for executive officers is based upon Provident Bank's profitability. The Executive Compensation Committee reviews executive officer salaries and other aspects of executive compensation annually. This committee periodically reviews compensation levels for competitiveness and reasonableness as compared to industry peers and competitors from information gathered by external consultants.

         Compensation for the Chief Executive Officer is comprised of base salary, incentives and benefits. The Chief Executive Officer's base salary is determined by individual performance, competitive salaries, successful accomplishment of strategic goals and Provident Bank's profitability. As of January 1, 2003, the Chief Executive Officer's base salary was increased to $392,000. Provident Bank's short-term incentive plan provides goals for targeted returns of Provident Bank's profitability. Based on Provident Bank's overall earnings, the Chief Executive Officer's short-term incentive compensation for 2003 was equal to approximately 60% of his then-existing base salary. Long-term incentives previously have been provided in the form of awards of stock options and restricted stock.

         This report has been provided by the Executive Compensation Committee:

                           Dennis L. Coyle           William R. Sichol, Jr.
                           William F. Helmer         F. Gary Zeh
                           Donald T. McNelis

Executive Compensation

         Summary Compensation Table. The following table sets forth for the three years ended September 30, 2003, certain information as to the total remuneration paid by Provident Bancorp to its Chief Executive Officer, and Provident Bancorp's other four most highly compensated Executive Officers at September 30, 2003 who received total annual compensation in excess of $100,000 (together, "Named Executive Officers"). Share information presented in this table does not reflect the 4.4323-for-one exchange ratio.

                                                                                    Long-Term Compensation
                                                           --------------------------------------------------------------
                                Annual Compensation                 Awards                        Payouts
                             ----------------------------  -------------------------  -----------------------------------
                                                           Other Annual
                              Year                         Compensation  Restricted    Options/
Name and Principal            Ended                                        Stock         SARS     LTIP      All Other
   Position (1)               9/30     Salary     Bonus         (2)       Awards (3)     (#)     Payouts  Compensation(4)
---------------------        ------   ---------  --------   -----------  -----------   -------- -------- ----------------
George Strayton,              2003    $387,750  $ 235,200   $    --          --        3,185(5) $  --    $  95,265
President, Chief              2002     368,750    196,875        --          --        7,746(5)    --       43,057
Executive Officer and         2001     344,000    183,750        --          --        4,731(5)    --       32,982
Director

Daniel G. Rothstein,          2003    $200,750  $  76,125   $    --          --        1,590(5) $  --    $  28,601
Executive Vice President,     2002     191,250     72,750        --          --       11,785(5)    --       20,748
Chief Risk Management         2001     180,693     68,625        --          --           --       --       16,011
Officer, Regulatory
Counsel and Corporate
Secretary

Robert J. Sansky,             2003    $179,400  $  67,950   $    --          --           --    $  --    $  25,270
Executive Vice President,     2002     167,625     65,250        --          --        4,885(5)    --       19,937
and Chief Retail Banking      2001     163,469     62,063        --          --           --       --       15,508
Officer

Stephen G. Dormer, Senior     2003    $161,600  $  61,275   $    --          --           --    $  --    $  14,019
Vice President, Assistant     2002     154,075     58,575        --          --        1,994(5)    --       10,150
to the Office of the          2001     146,085     55,388        --          --           --       --        7,646
President, Strategic
Planning and Commercial
Lending Officer

John F. Fitzpatrick,          2003    $144,800  $  54,900   $    --          --           --    $  --    $  11,032
Senior Vice President and     2002     144,231     52,500        --          --        1,994(5)    --        6,511
Director of Support           2001     124,231     47,813        --          --           --       --        5,407
Services

---------------------------
(1) Information is not included for Senior Vice President and Chief Financial Officer Paul Maisch, who commenced employment in March 2003.
(2) Provident Bank provides certain members of senior management with certain other personal benefits, the aggregate value of which did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each officer. The value of such personal benefits is not included in this table.
(3) Represents the fair market value of shares granted pursuant to the Provident Bank 2000 Recognition and Retention Plan. Dividends are paid on the restricted stock and participants can vote the restricted stock to the extent shares have vested or are available for issuance. At September 30, 2003 the following shares of unvested restricted stock awards were held by the named executive officers: 19,320 shares for Mr. Strayton with a market value of $811,826; 4,252 shares for Mr. Rothstein with a market value of $178,669; 3,504 shares for Mr. Sansky with a market value of $147,238; 3,092 shares for Mr. Dormer with a market value of $129,926; and 3,092 shares for Mr. Fitzpatrick with a market value of $129,926.
(4) Includes employer contributions to a 401(k) plan, allocations under the Supplemental Executive Retirement Plan as well as the payment of premiums for life insurance policies.
(5) Represents reload options received upon the exercise of stock options when previously owned shares of common stock were utilized to pay the option exercise price.

         Employment Agreements. In January 1996, Provident Bank entered into an employment agreement with President and Chief Executive Officer George Strayton, which was amended in 1998. On each day during the term of the agreement, the term of the agreement automatically renews so that the term of the agreement remains three years unless notice of non-renewal is provided at least 60 days prior to the anniversary date of the agreement. In the event that notice of non-renewal is given, the agreement will expire at the end of its then three-year term. Under the agreement, and beginning on January 1, 2003, Mr. Strayton's annual salary was $392,000. For each calendar year beginning after a change in control (as defined in the agreement) of Provident Bank or Provident Bancorp, Mr. Strayton's annual salary will be increased by a formula set forth in the agreement. In addition to his annual salary, Mr. Strayton is entitled to participate in all of Provident Bank's tax-qualified plans and other incentive programs, and Provident Bank's group life, health, dental and disability plans.

         In the event Provident Bank terminates Mr. Strayton's employment for any reason other than for cause (as defined in the agreement), in the event of his voluntary resignation within one year following a demotion in title or duties or a change in control of Provident Bank or Provident Bancorp, or in the event of termination of his employment due to total and permanent disability, Mr. Strayton will be entitled to certain benefits payable by Provident Bank. These benefits include his earned but unpaid salary, continuation of his life, health and disability insurance benefits for the remaining unexpired employment period under the agreement, and continued health insurance for Mr. Strayton and his spouse for their remaining lifetimes. Mr. Strayton also will be entitled to certain lump sum payments, such as the present value of any salary and director's fees that he would have earned for the remaining unexpired employment period under the agreement, although Mr. Strayton does not currently receive director's fees. Within 60 days of termination of his employment, Mr. Strayton also will be entitled to payments relating to Provident Bank's defined benefit pension plan, 401(k) Plan, employee stock ownership plan and Supplemental Executive Retirement Plan. Mr. Strayton will also be entitled to immediate vesting of any unearned options or shares of restricted stock awarded to him under any stock benefit plan maintained by Provident Bancorp, and the payments that would have been made to him under all incentive compensation plans and programs adopted by Provident Bank, including the Management Incentive Program. In the event that Provident Bank gives Mr. Strayton a notice of non-renewal, or if Provident Bank does not extend the employment period at least 60 days prior to any renewal date set forth under the agreement, Mr. Strayton may resign from Provident Bank at any time and will receive a lump sum cash benefit within 30 days equal to the amounts set forth above. Also, in such event, Provident Bank will provide the life and health insurance benefits set forth above. In the event that Mr. Strayton becomes subject to an excise tax on payments made under the agreement in connection with a change in control, Mr. Strayton will be reimbursed an amount determined pursuant to a formula set forth in the agreement for payment of such excise taxes by Provident Bank, so long as during the six-month period prior to such change in control Provident Bank was in compliance with all applicable minimum regulatory capital requirements. For a period of one year following the date of his termination for cause, the agreement provides that Mr. Strayton shall not compete with Provident Bank.

         Provident Bank has entered into employment agreements with Messrs. Rothstein, Sansky, Dormer and Fitzpatrick. The employment agreements are for terms of up to two years and renew on a daily basis so that the remaining term under the agreements is for up to two years unless notice of non-renewal is given. In the event of a change in control (as defined in the agreements), the terms of the employment agreements extend to three years. Each executive officer covered by an employment agreement receives an annual rate of salary, as specified in the employment agreement, and will be entitled to participate in all of Provident Bank's tax-qualified plans and other incentive programs, and any group life, health, and disability plans maintained by Provident Bank from time to time. The employment agreements for these officers are substantially similar to the employment agreement with Mr. Strayton except that health insurance for these officers does not continue for their lifetimes following termination of the agreement.

         Stock Option Plan. During the fiscal year ended September 30, 2000, Provident Bank adopted, and Provident Bancorp's stockholders approved, the Provident Bank 2000 Stock Option Plan. Set forth in the table that follows is information relating to options granted under the stock option plan to the Named Executive Officers during the fiscal year ended September 30, 2003. Share information presented in this table does not reflect the 4.4323-for-one exchange ratio.

                                          OPTION GRANTS IN FISCAL YEAR 2003
---------------------------------------------------------------------------------------------------------------------
                                                  Individual Grants
---------------------------------------------------------------------------------------------------------------------
                                               Percent of Total
                                               Options Granted     Exercise
                                 Options       to Employees in      or Base    Expiration   Grant Date Present Value
           Name                Granted (1)       Fiscal 2003       Price (2)      Date                 (3)
---------------------------  ---------------   ----------------   -----------  -----------  -------------------------
George Strayton                   3,185             30.0%           $31.39      2/22/2010            $15,893
                                                                                2/22/2010

Daniel G. Rothstein               1,590             15.0%           $31.19      2/22/2010            $7,934
                                                                                2/22/2010

Robert J. Sansky                   --                --               --        2/22/2010              --
                                                                                2/22/2010

Stephen G. Dormer                  --                --               --        2/22/2010              --

John F. Fitzpatrick                --                --               --        2/22/2010              --
-----------------------------

(1) Represents reload options received upon the exercise of stock options when previously owned shares of common stock were utilized to pay the option exercise price.
(2) The exercise price of the options is equal to the fair market value of the underlying shares on the date of the award. (3) Based on a grant date present value of $4.99 per share derived using the Black-Scholes option pricing model with the following assumptions: volatility of 14.67%; risk-free rate of return of 3.30%; dividend yield of 1.80%; and a 4.77-year option life.

          Set forth below is certain information concerning options outstanding to the Named Executive Officers at September 30, 2003, and the options exercised by the Named Executive Officers during 2003. Share information presented in this table does not reflect the 4.4323-for-one exchange ratio.

                                AGGREGATE OPTION EXERCISES IN 2003 FISCAL YEAR AND
                                           FISCAL YEAR-END OPTION VALUES
---------------------------------------------------------------------------------------------------------------------------
                                                                      Number of Unexercised         Value of Unexercised
                                                                            Options at           In-The-Money Options at
                               Shares Acquired         Value                 Year-End                   Year-End(1)
           Name                 Upon Exercise         Realized       Exercisable/Unexercisable   Exercisable/Unexercisable
---------------------------    ---------------    ----------------   -------------------------   -------------------------
George Strayton                     6,451             $102,506             61,858/18,000             $1,483,328/$477,360

Daniel G. Rothstein                 3,200             $50,208               7,323/ 5,630             $106,880 / $124,361

Robert J. Sansky                     --                 --                 11,045/ 3,640              $238,451/ $96,533

Stephen G. Dormer                    --                 --                 11,776/ 3,240              $293,955/ $85,925

John F. Fitzpatrick                  --                 --                 11,766/ 3,240              $293,530/ $85,925
-----------------------------

(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of common stock that would be received upon exercise, assuming such exercise occurred on September 30, 2003, at which date the last trade price of the common stock as quoted on the Nasdaq National Market was $42.02.

          Supplemental Executive Retirement Plan. Provident Bank maintains a non-qualified supplemental executive retirement plan to compensate executives whose benefits under Provident Bank's tax-qualified benefit plans are limited by the Internal Revenue Code of 1986, as amended. The supplemental executive retirement plan provides executives with retirement benefits generally equal to the difference between (i) the annual benefit the executive would have received under Provident Bank's defined benefit pension plan if such benefits were computed without giving effect to the limitations on benefits imposed by the Internal Revenue Code, and (ii) the amounts actually payable to the executive under the terms of the defined benefit pension plan. In addition, the executive is entitled to a 401(k) benefit under the supplemental executive retirement plan equal to the product of (i) Provident Bank's contributions that could not be credited to his or her account in the Provident Bank 401(k) Plan due to applicable limitations (including the limitation on elective deferrals under Internal Revenue Code Section 402(g)) plus an earnings factor, and (ii) his or her vested percentage in the 401(k) Plan. The supplemental executive retirement plan was amended in connection with the adoption of the employee stock ownership plan so that an executive who does not receive the maximum contribution under the employee stock ownership plan due to an applicable limitation will be entitled to an employee stock ownership plan benefit under the supplemental executive retirement plan, credited in units of common stock, equal to the difference between the fair market value of the number of shares of common stock that would have been allocated to the account of the executive under the employee stock ownership plan had the limitations under the Internal Revenue Code not been applicable, and the fair market value of the number of shares of common stock actually allocated to the account of the executive. The supplemental executive retirement plan is considered an unfunded plan under the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA") purposes. All obligations arising under the supplemental executive retirement plan are payable from the general assets of Provident Bank; however, Provident Bank has established a trust to ensure that sufficient assets will be available to pay the benefits under the supplemental executive retirement plan. The trust is entitled to purchase shares of common stock to fund the employee stock ownership plan benefit under the supplemental executive retirement plan.

          As of December 31, 2003, Messrs. Strayton and Rothstein had accrued annual benefits of $74,904 and $2,280, respectively, under the Retirement Plan portion of the supplemental executive retirement plan, which would be payable upon their reaching age 65. Contributions to the supplemental executive retirement plan under the 401(k) and employee stock ownership plan portions of the supplemental executive retirement plan are included in "--Summary Compensation Table" above.

         Defined Benefit Pension Plan. Provident Bank maintains the Provident Bank Defined Benefit Pension Plan, which is a qualified, tax-exempt defined benefit plan. Employees age 21 or older who have worked at Provident Bank for a period of one year and have been credited with 1,000 or more hours of service with Provident Bank during the year are eligible to accrue benefits under this plan. Provident Bank contributes each year, if necessary, an amount to the Retirement Plan at least equal to the actuarially determined minimum funding requirements in accordance with ERISA. For the plan year ended September 30, 2003 a contribution of $1.2 million was made to the Retirement Plan. At September 30, 2003, the total market value of the Defined Benefit Pension Plan trust fund assets was approximately $9.9 million.

          In the event of retirement at normal retirement age (i.e., the later of age 65 or the 5th anniversary of participation in the Defined Benefit Pension
Plan), the plan provides a single life annuity. For a married participant, the normal form of benefit is an actuarially reduced joint and survivor annuity where, upon the participant's death, the participant's spouse is entitled to receive a benefit equal to 50% of that paid during the participant's lifetime. Alternatively, a participant may elect (with proper spousal consent, if necessary) a joint and 100% survivor annuity, a joint and 75% survivor annuity, a different form of annuity, or installments payable over a period of not more than the life of the participant (and spouse, if applicable). Payment may be made in a lump sum in cash, provided the participant has completed 20 years of service with Provident Bank and attained age 55 or has attained normal retirement age. All forms in which a participant's benefit may be paid will be actuarially equivalent to the single life annuity. The monthly retirement benefit provided is an amount equal to the greater of a participant's frozen accrued benefit (as provided for in the Retirement Plan) or 1.6% of a participant's average monthly compensation, multiplied by the participant's years of service (up to a maximum of 35 years) plus 0.5% of the participant's average monthly compensation in excess of one-twelfth of the participant's Covered Compensation (as defined in the Defined Benefit Pension Plan) multiplied by the participant's months of service (up to a maximum of 35 years), computed to the nearest dollar. Retirement benefits are also payable upon retirement due to early and late retirement or death and disability. A reduced benefit is payable upon early retirement at or after age 55 and the completion of 10 years of vested service with Provident Bank. No reduction in benefit will occur as a result of special early retirement on or after age 62 and the completion of 20 years of vested service, if payment is made at the time of retirement. Upon termination of employment other than as specified above, a participant who has five years of vested service is eligible to receive his or her accrued benefit commencing on such participant's retirement date, death or disability.

          The following table indicates the annual retirement benefit that would be payable under the Defined Benefit Pension Plan upon retirement at age 65 in calendar year 2004, expressed in the form of a single life annuity for the average monthly salary and benefit service classifications specified below.


   Average            Years of Service and Annual Benefit Payable at Retirement
   Monthly           ----------------------------------------------------------
 Compensation            15         20         25           30           35
 ------------        ---------  --------- -----------  -----------  -----------
   $4,167            $  12,284  $  16,378  $  20,473    $  24,567    $  28,662
    6,250               20,157     26,876     33,596       40,315       47,034
    8,333               28,031     37,375     46,718       56,062       65,406
   10,417               35,909     47,878     59,848       71,817       83,787
   14,167               50,084     66,778     83,473      100,167      116,862
   16,667 and above(1)  59,500     79,400     99,200      119,100      138,900
--------------------
(1) Reflects the maximum benefit payable under the Retirement Plan due to tax law limitations.

As of September 30, 2003, Messrs. Strayton, Rothstein, Sansky, Dormer and Fitzpatrick had 21, 21, 18, 9 and 17 years, respectively, of credited service (i.e., benefit service) under the Retirement Plan.

Compensation of Directors

         Fees. Directors of Provident Bank receive an annual retainer fee of $24,000. Chairman Helmer receives a retainer fee of $80,000. Directors also receive a fee of $1,000 per board meeting attended and $500 per committee meeting attended. The chairman of each committee (with the exception of Chairman Helmer) receives an additional $2,000 per year. Directors who are also employees of Provident Bank are not eligible to receive any fees for their service as a director.

         Deferred Compensation Agreements. Provident Bank has entered into non-qualified deferred compensation agreements for the benefit of each of its directors who elect to defer all or a portion of their board fees earned during a calendar year. When a director reaches the mandatory retirement age, the director's account is generally paid to him or her in quarterly installments beginning on the first day of the first calendar quarter after the director becomes entitled to such payments and continuing for five years. A director may request to receive distributions from his or her account prior to the attainment of mandatory retirement age, or that such distributions be paid over a longer period of time of not more than ten years. In the event of the director's death, the balance of the director's account will be paid to the director's designated beneficiary in the same manner as it would otherwise have been paid to the director, if living, and commencing in the first calendar quarter after death A director may also request an early distribution from his or her account in the event the director suffers a hardship. The granting of a hardship distribution is within the sole direction of the board of directors and any hardship distribution is limited to the amount reasonably necessary to meet the hardship. All obligations arising under the deferred compensation agreements are payable front Provident Bank's general assets; however, Provident Bank has established a trust to help ensure that sufficient assets will be available to pay the benefits under the deferred compensation agreements. The investments under the deferred compensation agreements, as well as the distributions to the participating directors, are handled by an independent trustee that holds and accumulates the assets set aside to pay the benefits under the agreements.

         Stock Benefit Plans. During the fiscal year ended September 30, 2000, Provident Bank adopted, and Provident Bancorp's stockholders approved, the Provident Bank 2000 Recognition and Retention Plan and the Provident Bank 2000 Stock Option Plan. Pursuant to the recognition and retention plan, 7,245 shares (pre-split) of Provident Bancorp common stock were awarded to non-employee directors Coyle, Helmer, McNelis, Nozell, Sichol, and Zeh. Pursuant to the stock option plan, options to purchase 11,000 shares (pre-split) of common stock were granted to non-employee Directors Coyle, Helmer, Hershaft, Jauntig, McNelis, Nozell, Sichol, Steinberg and Zeh.

During the fiscal year ended September 30, 2003, there were no grants of shares of common stock or options to purchase shares of common stock to directors of Provident Bancorp.

Transactions With Certain Related Persons

         No Directors, Executive Officers or immediate family members of such individuals were engaged in transactions with Provident Bancorp or any subsidiary involving more than $60,000 (other than in connection with loans) during the fiscal year ended September 30, 2003. In addition, during the fiscal year ended September 30, 2003, no Directors, Executive Officers or immediate family members of such individuals were involved in loans from Provident Bancorp or Provident Bank involving more than $60,000 which had not been made in the ordinary course of business and on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

        PROPOSAL II--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Audit Committee of Provident Bancorp has approved the engagement of KPMG LLP to be Provident Bancorp's independent auditors for the 2004 fiscal year, subject to the ratification of the engagement by Provident Bancorp's stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of KPMG LLP for Provident Bancorp's fiscal year ending September 30, 2004. A representative of KPMG LLP is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

         Set forth below is certain information concerning aggregate fees billed for professional services rendered by KPMG LLP during the years ended September 30, 2003 and 2002:

         Audit Fees. The aggregate fees billed to Provident Bancorp by KPMG LLP for professional services rendered by KPMG LLP for the audit of Provident Bancorp's annual financial statements, review of the financial statements included in Provident Bancorp's Quarterly Reports on Form 10-Q and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings and engagements was $220,200 and $171,125 during the fiscal years ended September 30, 2003 and 2002, respectively.

         Audit Related Fees. The aggregate fees billed to Provident Bancorp by KPMG LLP for assurance and related services rendered by KPMG LLP that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in "--Audit Fees," above, was $60,000 and $55,700 during the fiscal years ended September 30, 2003 and 2002, respectively.

         Tax Fees. The aggregate fees billed to Provident Bancorp by KPMG LLP for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning was $69,800 and $28,800 during the fiscal years ended September 30, 2003 and 2002, respectively.

         All Other Fees. There were no fees billed to Provident Bancorp by KPMG LLP during the fiscal years ended September 30, 2003 and 2002, respectively, that are not described above.

          The Audit Committee preapproves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for Provident Bancorp by KPMG LLP, subject to the de minimus exceptions for non-audit services described in Section 10A(I)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee pre-approved 86.6% of the audit related fees and tax fees described above, as the Audit Committee approved all such fees during the fiscal year ended September 30, 2003 and all of the audit and audit related fees during the fiscal year ended September 30, 2002.

         In order to ratify the selection of KPMG LLP as independent auditors for the 2004 fiscal year, the proposal must receive the affirmative vote of at least a majority of the votes represented at the Annual Meeting, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of KPMG LLP as independent auditors for the 2004 fiscal year.

                              STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in the proxy materials for next year's annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at Provident Bancorp's executive office, 400 Rella Boulevard, Montebello, New York 10901, no later than November 19, 2004. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                   ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED
                              AT AN ANNUAL MEETING

         Provident Bancorp's Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, the stockholder must give written notice to the Secretary of Provident Bancorp not less than ninety (90) days prior to the date of Provident Bancorp's proxy materials for the preceding year's annual meeting; provided, however, that if the date of the annual meeting is advanced more than thirty
(30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The notice must include the stockholder's name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require Provident Bancorp to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

         The date on which next year's annual meeting of stockholders is expected to be held is February 24, 2005. Accordingly, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next Annual Meeting must be given to Provident Bancorp by November 26, 2004. If notice is received after November 26, 2004, it will be considered untimely, and Provident Bancorp will not be required to present the matter at the stockholders meeting.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

                                  MISCELLANEOUS

        The cost of solicitation of proxies will be borne by Provident Bancorp. Provident Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of Provident Bancorp may solicit proxies personally or by telephone without additional compensation.

        A COPY OF PROVIDENT BANCORP'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2003, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO ROBERTA LENETT, VICE PRESIDENT, STOCKHOLDER RELATIONS, 400 RELLA BOULEVARD, MONTEBELLO, NEW YORK OR BY CALLING
(845) 369-8082.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Daniel Rothstein

                                              Daniel Rothstein
                                              Secretary
Montebello, New York
March 19, 2004

                                                                      APPENDIX A

                             PROVIDENT BANCORP, INC.
                          NOMINATING COMMITTEE CHARTER


The Nominating Committee of Provident Bancorp, Inc. (the "Company") is composed of the independent members of its Board of Directors (the "Board"). The purpose of the Nominating Committee is to consider and select for nomination directors that shall be recommended to the Company's stockholders for election to the Board. In the event one or more directors are to be appointed to the Board without the requirement of approval by stockholders, the Nominating Committee shall recommend to the Board the director(s) to be appointed. Directors shall be selected based upon criteria established by the Board of Directors.

The Nominating Committee may appoint a sub-committee or the Corporate Governance Committee (so long as such committee is composed solely of independent directors) to assist the Nominating Committee in performing its duties hereunder.

         The duties of the Nominating Committee are:

         1. Evaluating current directors for nomination for re-election to the Board;

         2. Evaluating other potential candidates for nomination to be elected to the Board; and

         3. If applicable, evaluating and recommending to the Board the person(s) who should be appointed to the Board.

The Nominating Committee shall have the authority to retain a search firm to assist in identifying director candidates, and to retain outside counsel and any other advisors as the Nominating Committee may deem appropriate in its sole discretion. The Nominating Committee shall have sole authority to approve related fees and retention terms.

The Nominating Committee shall make regular reports to the board of directors. The Nominating Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the board of directors for approval.

                                                                      APPENDIX B

                             PROVIDENT BANCORP, INC.
                             AUDIT COMMITTEE CHARTER


Purpose

The Audit Committee is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee will assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) such other duties as may be assigned by the Board or required by law.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and skill requirements of the National Association of Securities Dealers (the "NASD"), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. At least one member of the Audit Committee shall be an Audit Committee Financial Expert as defined by the Commission. Audit committee members shall not simultaneously serve on the audit committees of more than two other public companies.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee may meet periodically with management, the internal auditors and the independent auditor in separate executive sessions.

Committee Authority and Responsibilities

A.       Registered Public Accounting Firms

The Audit Committee, in its capacity as a committee of the Board, is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. The responsibility includes the resolution of disagreements between management and the auditors regarding financial reporting. Each such registered public accounting firm reports directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A (I)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit.

B.       Responsibilities Regarding Financial Statements and Disclosure Matters

1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K and filed with the SEC.

2. In connection with the annual audited financial statements, review and discuss with the independent auditors:

         (a)      All critical accounting policies and practices to be used.

         (b) All alternative treatments of financial information within generally accepted accounting principals that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

         (c) Other material written communications between the independent auditor and management such as any management letter or schedule of unadjusted differences.

3. Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's reviews of the quarterly financial statements. The review may be accomplished by one or more designated members of the Committee, or by the entire Committee.

4. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

5. Review and discuss with management and the independent auditor the Company's earnings press releases in advance of publication, including the use of "pro forma" or "adjusted" non-GAAP information. The review may be accomplished by one or more designated members of the Committee, or by the entire Committee.

6. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

7. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to the requested information, and any significant disagreements with management.

8. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

C.       Oversight of the Company's Relationship with the Independent Auditor

1. Evaluate the qualifications, performance and independence of the independent auditor.

2. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

3. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

4. Receive and review the written disclosures and the letter from the independent auditors required by Independent Standards Board No. 1, Independence Discussions with Audit Committees, and discussing with the independent auditors their independence. Consider whether the provision of permitted non-audit services is compatible with maintaining the auditor's independence.

5. Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

D.       Oversight of the Internal Audit Function

The functions of the Internal Auditor and the Internal Audit Department are under the direction of the Audit Committee. The Internal Auditor is hired by and reports directly to the Audit Committee. Oversight duties include:

1. Reviewing and approving the audit plan, which shall include all appropriate control and compliance matters;

2. Reviewing reports of internal auditors as well as management's response;

3.       Monitoring adherence to the audit plan;

4.       Monitoring corrective action taken by management;

5. Monitoring corrective actions resulting from examination reports or external audit reports as tracked by the Internal Audit Department; and

6. Reviewing the policies adopted by the Board of Directors governing the Internal Audit Department and recommending modifications thereof if indicated.

E.       Fiduciary Audit Committee

The Audit committee shall serve as the Fiduciary Audit Committee with respect to the Investment Management and Trust Department (the "Department") with responsibility to:

1. Cause an audit of the Department to occur in accordance with applicable regulatory requirements and policies established by the Board of Directors to determine if the Department has been administered in accordance with law, regulations and sound fiduciary principles, including findings relative to the adequacy of accounting and non-accounting internal controls;

2. Review the findings of the audit and of any reports of examination conducted by applicable regulatory agencies including any adverse findings, and monitoring corrective measures

3. Oversee the implementation of internal audit programs, including as necessary the engagement of outside service providers to design and conduct such audits and audit programs, receive the auditors reports, and monitor corrective actions for any deficiencies noted; and

4. Report the findings of all audits and other matters to the Board of Directors.

F.       Compliance Oversight Responsibilities

1. Obtain from the independent auditor assurance the auditor has adhered to the requirements of Section 10A(b) of the Exchange Act.

2. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

3. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and published reports that raise material issues regarding the Company's financial statements or accounting policies.

4. Review with management the Company's compliance with laws and regulations.

Audit Committee Governance

The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

Limitation of Audit Committee's Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

                                 REVOCABLE PROXY

                             PROVIDENT BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 22, 2004

            The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at corporate offices of Provident Bancorp, located at 400 Rella Boulevard, Montebello, New York, on April 22, 2004, at 1:30 p.m. local time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

                                                           FOR          WITHHOLD
                                                           ---          --------
                                                        (except as
                                                      marked to the
                                                      contrary below)

1.       The election as Directors of William F.           |_|            |_|
         Helmer, Donald T. McNelis, William R.
         Sichol, Jr. and F. Gary Zeh each to serve for a three-year term.

INSTRUCTION: To withhold your vote for one or more nominees, write the name(s) of the nominee(s) on the line(s) below.

------------------------------

------------------------------

------------------------------



                                                     FOR     AGAINST     ABSTAIN
                                                     ---     -------     -------

2.       The ratification of the appointment of      |_|       |_|         |_|
         KPMG LLP as the Company's independent
         auditors for the fiscal year ending
         September 30, 2004.

  The Board of Directors recommends a vote "FOR" each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated March 19, 2004 and audited financial statements.

                                              _
Dated: _________________________             |_| Check Box if You Plan
                                                 to Attend Annual Meeting


-------------------------------               ----------------------------------
PRINT NAME OF STOCKHOLDER                     PRINT NAME OF STOCKHOLDER


-------------------------------               ----------------------------------
SIGNATURE OF STOCKHOLDER                      SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.




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           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.
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